Exhibit 24.2









Extract from minutes of meeting of the board of directors of The Southern
Company.


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         RESOLVED: That for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and 1998 Form 10-Q's and Form 8-K's and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its board of directors, and its officers, are authorized to give their several powers of attorney to A.
W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

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                  The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 16, 1998, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 25, 1998                        THE SOUTHERN COMPANY


                                             By /s/Tommy Chisholm
                                                Tommy Chisholm
                                                   Secretary